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                                                                    Exhibit 10.9

                           FIFTH AMENDED AND RESTATED
                            STOCKHOLDERS' AGREEMENT


          This FIFTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT dated as of August 11, 2000 (the "Agreement") by and among (i) InFlow, Inc., a Delaware corporation (the "Company"), (ii) Art Zeile, Joel Daly and Stephen O. James, as holders of common stock, par value .001 per share (the "Common Stock") of the Company (the "Common Holders") and (iii) the undersigned holders of the Series A, Series B and Series C Preferred Stock of the Company, together with those holders listed on Schedule A hereto or that subsequently execute a counterpart
                  ----------
signature page hereto (collectively, the "Purchasers" and each individually a "Purchaser"). The Series A, the Series B and the Series C Preferred Stock shall be referred to herein as "Preferred Shares" and the Common Stock held by the Common Holders shall be referred to herein as "Common Shares"). This Agreement amends and restates in its entirety the Third Amended and Restated Stockholders Agreement dated as of June 30, 2000 among the Company, the Common Holders and certain of the Purchasers.

         1.  Definitions.
             -----------

             (a) Purchaser Holders.  For purposes of this Agreement, the term
                 -----------------
"Purchaser Holders" shall mean the Purchasers or persons who have acquired shares from such Purchasers or the Purchasers' transferees or assignees in accordance with the provisions of this Agreement.

             (b) New Securities. For purposes of this Agreement, the term "New
                 --------------
Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for such capital stock; provided that the term "New Securities" does not include (i) securities issued upon conversion of the Preferred Shares;
(ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity; provided, to the extent such securities are issued below the Original Series C Issue Price (as defined in the Company's Fifth Amended and Restated Certificate of Incorporation), all such securities issued below such price do not exceed in the aggregate 10% of the total number of shares of Common Stock outstanding on a fully diluted basis;
(iii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features (including warrants, options or other rights to purchase capital stock), that collectively represent in excess of 250,000 shares of Common Stock (subject to stock dividends, stock splits and similar transactions); (iv) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors, which securities shall not
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represent in the aggregate more than 2,685,000 shares of Common Stock (subject to adjustment for stock dividends, stock splits and similar transactions) unless such number shall have been increased pursuant to Section 6(a)(i) of the Company's Fifth Amended and Restated Certificate of Incorporation; (v) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vi) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person if such issuance is approved by the Board of Directors; (vii) securities issued in a Qualified Public Offering (as defined in Section 13 below); (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (viii) above.

          (c) Equity Securities.  For purposes of this Agreement, the term
              -----------------
"Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

          (d) Company Holders.  For purposes of this Agreement, the term
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"Company Holders" shall mean any Common Holder and any Person who acquires shares of Common Stock pursuant to the Option Plan as a result of the exercise of options granted thereunder after the date hereof.

          (e) Person.  For purposes of this Agreement, the term "Person" shall
              ------
mean any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company or other entity of any kind.

          (f) Option Plan.  For purposes of this Agreement, the term "Option
              -----------
Plan" shall mean the Company's 1997 Stock Issuance/Stock Option Plan, as amended and as the same may be further extended, amended, restated or modified from time to time.

          (g) Stock.  For purposes of this Agreement, the term "Stock" shall
              -----
mean the Preferred Shares and the Common Shares.

          (h) Stockholder.  For purposes of this Agreement, the term
              -----------
"Stockholder" shall mean a Purchaser Holder or a Company Holder.

       2. Transfer Restrictions; Right of First Refusal.
          ---------------------------------------------

          (a) Before any Stock (the "Offered Shares") may be sold or transferred by any Stockholder (the "Selling Stockholder"), the Selling Stockholder shall deliver a notice by certified mail (the "Sale Notice") to the principal business office of the Company and to each of the Purchaser Holders (and, if necessary in order to comply with Section 4, the other Stockholders) stating (i) the Selling Stockholder's bona fide intention to sell or transfer the Offered Shares, (ii) the number of such shares to be sold or transferred,
(iii) the price and terms for which the Selling Stockholder proposes to sell or transfer the Offered Shares, and (iv) the

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name and address of the proposed purchaser or transferee and that such purchaser or transferee is committed to acquire the stated number of shares on the stated price and terms. The Company, upon the request of the Selling Stockholder, will provide a list of the addresses of the Purchaser Holders (and, if required in order to comply with Section 4, the other Stockholders).

          (b) In the event that the Selling Stockholder is a Common Holder (an "RFR Holder"), the Company shall have the right at any time within twenty (20) days of receipt of the Sale Notice (the "Company Election Period") to elect to purchase some or all of the Offered Shares at the price per share specified in the Sale Notice, or if no price is specified therein, at the Fair Market Value thereof. "Fair Market Value" shall be determined by the Board of Directors of the Company in good faith (with either the Series A Director or the Series B Director or the Series C Director (as defined in Section 7 below) voting to approve the value so determined).

          (c) If the Company desires to purchase all or any part of the Offered Shares from the RFR Holder, the Company shall communicate in writing its election to purchase to the RFR Holder and the Purchaser Holders, which communication shall state the number of Offered Shares the Company desires to purchase and shall be given to the RFR Holder and the Purchaser Holders in accordance with the notice requirements of this Agreement prior to or concurrently with the expiration of the Company Election Period.

          (d) If the Company does not elect to purchase all of the Offered Shares from the RFR Holder, each Purchaser Holder shall have the absolute right at any time within ten (10) days following the expiration of the Company Election Period (the "Purchaser Election Period") to elect to purchase, at the price per share specified in the Sale Notice, or if no price is specified therein, at the Fair Market Value thereof, that portion of the balance of the Offered Shares from the RFR Holder as shall be equal to the number of such Offered Shares multiplied by a fraction, the numerator of which shall be the number of Preferred Shares then owned by each Purchaser Holder and the denominator of which shall be the aggregate number of Preferred Shares then owned by all of the Purchaser Holders. (The amount of Offered Shares that each Purchaser Holder is entitled to purchase under this Section 2(e) shall be referred to as its "Pro Rata Share").

          (e) If any Purchaser Holder elects not to exercise its option to purchase its Pro Rata Share of the Offered Shares from the RFR Holder, then those Purchaser Holders that do exercise their option shall have the option, for an additional five (5) days following the end of the Purchaser Election Period, to elect to acquire the Offered Shares that could have been acquired by the nonexercising Purchaser Holders in proportion to the relative number of Preferred Shares held by the exercising Purchaser Holders.

          (f) If the Company and/or the Purchaser Holders elect to purchase all or any portion of the Offered Shares from the RFR Holder, any written communication of an election to so purchase delivered by the Company or the Purchaser Holders shall, when taken in conjunction with the offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the stated Offered Shares. Sales of the Offered Shares to be sold to the Company and/or the Purchaser Holders pursuant to this Section 2 shall be made at

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the offices of the Company on the 60th day following the date of the Sale Notice
(or if such 60th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by the Company or the Purchaser Holders duly endorsed for transfer to such party, free and clear of all liens, claims and encumbrances except those arising under this Agreement and the Investors' Rights Agreement of even date herewith, against payment to the RFR Holder of the purchase price therefor by the party purchasing such Offered Shares.

          (g) If the Company and/or the Purchaser Holders do not purchase all of the Offered Shares from the RFR Holder, then, subject to the other terms of this Agreement all, but not less than all, of the Offered Shares not so purchased may be sold by the RFR Holder at any time within ninety (90) days after the date of the Sale Notice. Any such sale shall be to the proposed transferee specified in the Sale Notice, at not less than the price and upon other terms and conditions, if any, not more favorable to the proposed transferee than those specified in the offer. If the Offered Shares are not sold within such 90-day period, the RFR Holder shall not thereafter transfer any Offered Shares without again complying with the requirements of this Section 2.

          (h) In the event that the Selling Stockholder is a Purchaser Holder, the Company shall have the right to approve the proposed transferee(s) of the Offered Shares, which approval shall not be unreasonably withheld (it being understood that the Company's failure to approve a proposed transferee that the Company believes in good faith constitutes an actual or potential competitor of the Company shall be conclusively deemed reasonable).

          (i) If Offered Shares are sold pursuant to this Section 2 to any purchaser who is not a party to this Agreement, it shall be a condition of such sale that the purchaser shall execute a counterpart of this Agreement and the Offered Shares so sold shall be subject to this Agreement.

      3.  Preemptive Right.
          ----------------

          (a) The Right.  If the Company shall propose to issue any New
              ---------
Securities, it shall first offer to sell to each Purchaser Holder a Ratable Portion of such New Securities on the same terms and conditions and at the lowest price as such New Securities are offered to any person. "Ratable Portion" shall mean that portion of such New Securities equal to the fraction determined by dividing the number of shares of Common Stock held by the Purchaser Holder (assuming full conversion and exercise of all convertible or exercisable securities held by such Purchaser Holder) by the number of Common Shares then outstanding (assuming full conversion and exercise of all convertible or exercisable securities but excluding the New Securities so issued).

          (b) Notice.  The Company shall give written notice of the proposed
              -------
issuance of New Securities to each Purchaser Holder not later than thirty (30) days prior to issuance. Such notice shall contain all material terms and conditions of the issuance and of the New Securities. Each Purchaser Holder may elect to exercise all or any portion of its rights under this Section 3 by giving written notice to the Company within thirty (30) days of the

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Company's notice. If the consideration paid by others for the New Securities is not cash, the value of the consideration shall be determined in good faith by the Company's Board of Directors (with no less than 2/3 of the group consisting of the Series C Director and the Outside Directors (as defined in Section 7 below) voting to approve the value so determined), and any electing Purchaser Holder shall pay the cash equivalent thereof as so determined. All payments shall be delivered by electing Purchaser Holders to the Company not later than the date specified by the Company in its notice, but in no event earlier than thirty-five (35) days after the Company's notice. Each Purchaser Holder shall have a right of over allotment such that, if any other Purchaser Holder fails to exercise the right to purchase its full Ratable Portion of the New Securities, the other participating Purchaser Holders may, before the date ten (10) days following the expiration of the thirty (30) day period, set forth above, exercise an additional right to purchase, on a pro rata basis, the New Securities not previously purchased by so notifying the Company, in writing, within such ten (10) day period. Each Purchaser Holder shall be entitled to apportion New Securities to be purchased among its affiliates, members and general and limited partners, provided that such Purchaser Holder notifies the Company of such allocation.

          4.  Right of Co-Sale.
              ----------------

              (a) The Right.  If at any time a Selling Stockholder proposes to
                  ---------
sell any shares of Stock to any third party in a transaction involving the sale of more than five percent (5%) of the then-outstanding Common Stock determined on an as-converted basis (a "Co-Sale Transaction"), then the Sale Notice required by Section 2 shall be delivered to all Stockholders. For purposes of calculating the preceding percentage, all transfers by a Selling Stockholder shall be aggregated with all prior and contemporaneous transfers by such Selling Stockholder (not including transfers to affiliates, members and general and limited partners). In the event that, after giving effect to all purchases of such Stock by the Company and the Purchaser Holders pursuant to Section 2, the amount of Stock to be sold to such third party continues to represent at least five percent (5%) of the then-outstanding Common Stock on an as-converted basis, then each Stockholder which notifies the Selling Stockholder in writing within 30 days following receipt of the Sale Notice (a "Co-Seller") shall have the opportunity to sell a pro rata portion of the remaining Stock which the Selling Stockholder proposes to sell to such third party in the Co-Sale Transaction. In the event a Co-Seller exercises its right of co-sale hereunder, the Selling Stockholder shall assign so much of his interest in the proposed agreement of sale as the Co-Seller shall be entitled to and shall request hereunder, and the Co-Seller shall assume such part of the obligations of the Selling Stockholder under such agreement as shall relate to the sale of the securities by the Co-Seller. For the purposes of this Section 4, the "pro rata portion" which each Co-Seller shall be entitled to sell shall be an amount of Stock equal to a fraction of the total amount of Stock proposed to be sold to such third party (after giving effect to all purchases pursuant to Section 2), the numerator of which shall be the number of shares of Stock owned by such Co-Seller and the denominator of which shall be the total number of shares of Stock then held by the Selling Stockholder and all Co-Sellers (giving effect in each case to the conversion of all Preferred Shares into Common Stock). Insofar as possible this right of co-sale shall apply to Stock of the same class or classes as the Stock subject to the Sale Notice. If any Person desiring to exercise its rights of co-sale hereunder does not have a sufficient amount of Stock of the same class as the Stock subject to the Sale Notice, such Person may substitute Stock of another class so long as such class ranks senior in liquidation to the class of Stock subject to

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the Sale Notice. In the event the proposed Transfer is of Common Stock and a
Person wishing to exercise its rights of co-sale hereunder does not have sufficient shares of Common Stock, but has Preferred Shares, such Person may convert a sufficient number of Preferred Shares into Common Stock in accordance with the procedures set forth in the Certificate of Incorporation, as amended.

          (b) Failure to Notify. If within thirty (30) days following receipt of
              -----------------
the Sale Notice, any Stockholder fails to notify the Selling Stockholder that it desires to participate in the Co-Sale Transaction, then the Selling Stockholder may effect the Co-Sale Transaction within a period of ninety (90) days after the date of the Sale Notice without the participation of such Stockholder. Any such sale shall be made only to persons identified in the Sale Notice and at the same price and upon the same terms and conditions as those set forth in the Sale Notice. In the event the Selling Stockholder has not sold the Stock or entered into an agreement to sell the Stock within such ninety (90) day period, the Selling Stockholder shall not thereafter sell any Equity Securities without again complying with Section 2 and this Section 4.

          (c) Prohibited Transfers. In the event that a Selling Stockholder
              --------------------
should sell any Stock in contravention of the co-sale rights under this Agreement (a "Prohibited Transfer"), each holder of such co-sale rights, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Selling Stockholder shall be bound by the applicable provisions of such option. In the event of a Prohibited Transfer, each holder of co-sale rights shall have the right to sell to such Selling Stockholder the type and number of shares of Stock equal to the number of shares each holder of co-sale rights would have been entitled to transfer to the purchaser under Section 4(a) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

              (i) The price per share at which the shares are to be sold to the Selling Stockholder shall be equal to the price per share paid by the purchaser to such Selling Stockholder in such Prohibited Transfer. The Selling Stockholder shall also reimburse each co-sale rights holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the rights under Section 4.

              (ii) Within ninety (90) days after the date on which a holder of co-sale rights received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Person shall, if exercising the option created hereby, deliver to the Selling Stockholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer, free and clear of all liens, claims and encumbrances except those arising under this Agreement and the Investors' Rights Agreement of even date herewith.

              (iii) Such Selling Stockholder shall, upon receipt of the certificate or certificate for the shares to be sold by a co-sale rights holder pursuant to this Section 4(c), pay the aggregate purchase price therefor and

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               the amount of reimbursable fees and expenses, as specified in
               Section 4(c)(i), in cash or by other means acceptable to the co-sale rights holder.

           5.  Limitations to Rights of First Refusal and Co-Sale.
               --------------------------------------------------
Notwithstanding the provisions of Sections 2 and 4 of this Agreement, each Purchaser Holder may sell or otherwise assign, with or without consideration, an unlimited amount of Stock to any spouse or member of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family, or to a trust for himself, or to a charitable remainder trust, or any affiliate, member or limited or general partner of such Purchaser Holder; provided that each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed documents assuming the obligations of the Purchaser Holder under this Agreement with respect to the transferred securities. Notwithstanding the provisions of Section 4 of this Agreement, each of Art Zeile and Joel Daly may sell his Common Shares without the participation of any Co-Seller following the termination of his employment with the Company (not including such individual's voluntary termination of his employment with the Company), other than for Cause, or following a material reduction in his (i) duties and responsibilities or (ii) compensation, unless agreed to by such Common Holder or required by law, or a material change in his responsibilities which are not agreed to by such Common Holder. As used herein, "Cause" shall mean a termination for any of the following reasons: (i) engaging in intentional misconduct which would tend to discredit the Company; (ii) being convicted of a felony; (iii) committing an act of fraud against the Company or the willful material misappropriation of property belonging to the Company; (iv) materially breaching any proprietary information agreement between such Common Holder and the Company or (v) willfully disregarding such Common Holder's duties despite adequate warnings from the Board.

         6.  Drag-Along Rights. If holders of (i) greater than 50% of the
             -----------------
outstanding Series A and Series B Preferred Stock (voting together as a single class) and (ii) greater than 50% of the outstanding Series C Preferred Stock (together, the "Required Preferred Holders") approve any liquidation, dissolution or winding up of the Company or a transaction to sell, or in any other way, directly or indirectly convey, assign, distribute, pledge, encumber or otherwise dispose of all or substantially all of the Company's assets, property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (collectively, a "Drag-Along Transaction"), then, upon thirty (30) days written notice to the other Stockholders and the Company (the "Drag-Along Notice"), which notice shall include reasonable details of the proposed transaction, including the proposed time and place of closing and the consideration to be received by the Stockholders in such transaction, each Stockholder shall raise no objection to such Drag-Along Transaction and be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, all of his Equity Securities in the same transaction at the closing thereof (and will deliver certificates for all of his shares at the closing, free and clear of all liens, claims, or encumbrances except those arising under this Agreement and the Investors' Rights Agreement of even date herewith). Each Common Holder shall receive the same consideration per share on an as-converted to Common Stock basis upon consummation of the Drag-Along Transaction as is received by the holders of Preferred Shares after giving effect

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

to any liquidation preference to which any Person is entitled to pursuant to the Company's Certificate of Incorporation, as amended; provided, however, that if within thirty (30) days of receipt of the Drag-Along Notice, the Company irrevocably commits in writing to use its best efforts to complete a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock at a price per share of not less than the price per share which the holders of the Equity Securities (on an as-converted to Common Stock basis) would receive upon the consummation of the Drag-Along Transaction (a "Qualified IPO"), then the closing of the Drag-Along Transaction shall be suspended until the earlier of (i) one hundred twenty (120) days after the Company so commits or
(ii) the date the Company determines that it will be unable to complete the Qualified IPO within such 120-day period.

         7.   Board of Directors.
              ------------------

              (a) Composition.  The Stockholders agree that, in any election of
                  -----------
directors of the Company (or action by written consent in lieu thereof), they shall vote all shares of capital stock of the Company owned or controlled by them (or act by written consent) to elect a Board of Directors comprised of seven members designated as follows:

                  (i) two directors (the "Common Directors"), each of whom shall be an executive officer of the Company designated by the holders of a majority of the then-outstanding Common Stock (currently Art Zeile and Joel Daly);

                  (ii) one director (the "Series A Director"), which shall be designated by First Union Capital Partners, Inc. (currently Scott Perper) so long as such Stockholder and its affiliates continue to hold at least 1,122,143 shares of Series A Preferred Stock, as adjusted; provided, however, at such time that First Union Capital Partners, Inc. does not hold at least 1,122,143 shares of Series A Preferred Stock, as adjusted, the holders of a majority of the then outstanding Series A Preferred Stock, voting as a separate class, shall designate the Series A Director;

                  (iii) one director (the "Series B Director"), which shall be designated by Meritage Private Equity Fund, L.P. (currently G. Jackson Tankersley, Jr.) so long as such Stockholder and its affiliates continue to hold at least 1,149,851 shares of Series B Preferred Stock, as adjusted; provided, however, at such time that Meritage Private Equity Fund, L.P. does not hold at least 1,149,851 shares of Series B Preferred Stock, as adjusted, the holders of a majority of the then outstanding of Series B Preferred Stock, voting as a separate class, shall designate the Series B Director;

                  (iv) two independent directors (the "Outside Directors") selected by the holders of a majority of the then-outstanding Common Stock and approved by the holders of a majority of the then-outstanding

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

               Preferred Shares (currently Stephen O. James and Donald F. Detampel, Jr.); and

                    (v) one director (the "Series C Director") which shall be
               designated by Spire Capital Partners, L.P., (currently Andrew Armstrong) so long as such Stockholder and its affiliates continue to hold at least 536,586 shares of Series C Preferred Stock, as adjusted; provided, however, at such time that Spire Capital Partners, L.P. does not hold at least 536,586 shares of Series C Preferred Stock, as adjusted, the holders of a majority of the then outstanding of Series C Preferred Stock, voting as a separate class, shall designate the Series C Director.

The obligation to vote shares in accordance with this Section 7 shall be specifically applicable to and enforceable against any transferees of the parties hereto.

               (b)  Vacancies; Removal. In the event of any vacancy in the Board
                    ------------------
of Directors, each of the Stockholders agree to vote all shares of stock owned or controlled by them and to otherwise use their best efforts to fill such vacancy so that the Board of Directors of the Company will include directors designated as provided in Section 7(a) above. Each of the Stockholders agrees to vote all shares of stock owned by them for the removal of a director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such director be removed executed by the person or persons entitled to designate such director pursuant to Section 7(a).

                (c) Meetings. The Board of Directors shall hold regularly
                    --------
scheduled meetings as determined by a majority of the Bo of Directors. The Company will give each Director written notice at least three (3) days (24 hours, in the case of a telephone meeting) in advance of all meetings of the Board of Directors and all meetings of committees of the Board of Directors. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or any committee thereof, the Company shall give written notice thereof to each such Director prior to the effective date of such consent describing in reasonable detail the nature and the substance of such action.

                (d) Expenses and Insurance. The Company shall reimburse all
                    ----------------------
persons serving as directors, consistent with the Company's policies for such reimbursement, if any, for their actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and all committees thereof. In addition, the Company shall maintain directors' and officers' liability insurance from reputable insurers of sound financial standing as presently in effect or in such greater amounts as determined by the Company's Board of Directors.

                (e) Compensation Committee of the Board of Directors. The Board
                    ------------------------------------------------
of Directors shall establish a compensation committee (the "Compensation Committee") to which it shall delegate the authority to take all actions with respect to the Option Plan. The Compensation Committee shall consist of five members, one of which shall be a Common Director (it being agreed that so long as such person shall be Art Zeile or Joel Daly, he shall vote on all matters other than the compensation for such individuals) one of which shall be the Series A Director, one of which shall be the Series

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

B Director, one of which shall be the Series C Director and one of which shall be an Outside Director.

               8.   Legend. Each existing or replacement certificate for shares
                    ------
now owned by the Purchasers and Company Holders shall bear the following legend upon its face:


               THE OWNERSHIP, VOTING, TRANSFER, ENCUMBRANCE, PLEDGE, ASSIGNMENT OR OTHER DISPOSITION OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED THEREBY, ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A STOCKHOLDERS' AGREEMENT AMONG THE COMPANY AND CERTAIN STOCKHOLDERS. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

               9.   Public Offering.  In the event that the Board of Directors
                    ---------------
of the Company approves an initial public offering of the Common Stock of the Company, each of the Company Holders shall take all necessary or desirable actions in connection with the consummation of the initial public offering. In the event that such public offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the current capital structure may adversely affect the marketability of the offering, each of the Company Holders shall consent to and vote for a recapitalization, reorganization and/or exchange of the Company's capital stock into securities that the managing underwriters and the Board of Directors find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such public offering.

               10.  "Market Stand-Off" Agreement.  Each Company Holder hereby
                    ----------------------------
agrees to be bound by the provisions of Section 1.15 of that certain Fifth Amended and Restated Investors' Rights Agreement dated as of the date hereof.

               11.  Notices.  All notices, demands or other communications to be
                    -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed
(i) in the case of a Stockholder, to his or its address as is designated in writing from time to time by such party, (ii) in the case of the Company, to its principal office, and (iii) in the case of any transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time.

          12.  Assignment of Rights.  This Agreement and the rights and
               --------------------
obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties' respective successors, assigns and legal representatives; provided, however, that the rights of the Stockholders hereunder are only assignable to an assignee or transferee (i) who acquires all of the securities of the Company held by the transferring Stockholder on the date hereof or, if less than all, securities representing at least fifty percent (50%) of the securities of the Company held by such transferring Stockholder as of the date of this Agreement, or (ii) to a transferee described in the first sentence of Section 5, and it shall be a requirement of such transfer that such assignee shall then become a party to this Agreement.

          13.  Term.  This Agreement shall terminate upon the earlier of (i) the
               ----
closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock (x) at a public offering price of (A) with respect to shares other than Series C Preferred Stock and then only with respect to Section 3, not less than $26.00 per share (adjusted to reflect subsequent stock dividends, stock splits or similar transactions affecting the outstanding Common Stock) and (B) otherwise, not less than $35.00 per share (or such lesser amount as may be agreed to in writing by the holders of greater than 50% of the outstanding Series C Preferred Stock) (adjusted to reflect subsequent stock dividends, stock splits or similar transactions affecting the outstanding Common Stock), (y) resulting in gross proceeds to the Company of not less than $100,000,000, and (z) after which the Common Stock is either listed on a national securities exchange or traded in the NASDAQ National Market System (a "Qualified Public Offering"); (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the Company's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity; (iii) a sale, conveyance or disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such transaction will, as a result of such sale, conveyance or disposition hold (by virtue of securities issued as consideration for such sale, conveyance or disposition) at least 50% of the voting power of the purchasing entity; or (iv) the effectuation by the Company or its stockholders of a transaction or series of related transactions that results in the Company's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the Company.

          14.  Entire Agreement.  This instrument contains the entire
               ----------------
understanding of the parties with respect to the subject matter hereof, supersedes all other agreements between or among any of the parties with respect to the subject matter hereof and cannot be altered or otherwise amended except pursuant the terms of Section 17 below. This Agreement shall be interpreted under the laws of the State of Colorado without reference to its principles of conflicts of law.

          15.  Attorneys' Fees.  If any action at law or in equity is necessary
               ---------------
to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          16.  Further Instruments and Actions.  The parties agree to execute
               -------------------------------
such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. The parties further agree to cooperate affirmatively with the Company, to the extent reasonably requested by the Company to enforce rights and obligations to this Agreement.

          17.  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of at least seventy-five percent (75%) of the outstanding Preferred Shares (and if any amendment or waiver by its terms adversely affects the rights of the persons holding a particular series of the Preferred Shares and not similarly the rights of holders of the other series of Preferred Shares, the written consent of a majority in interest of the holders of outstanding shares of such adversely affected series of Preferred Shares), provided, however, that any amendment or waiver adversely affecting the rights of the persons holding Common Shares and not similarly adversely affecting the rights of holders of Preferred Shares shall require the written consent of a majority in interest of the outstanding Common Shares. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company and all Stockholders and their respective successors and assigns.

          18.  Rights; Separability.  Unless otherwise expressly provided
               --------------------
herein, a Company Holder's rights hereunder are several rights, not rights jointly held with any other Company Holder. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          19.  Waiver of Jury Trial.  Each party hereto hereby waives trial by
               --------------------
jury in any legal action or proceeding relating to this agreement.

          20.  Other Covenants.  The Company covenants to each Preferred Holder
               ---------------
that has purchased at least $1,000,000 of Preferred Shares and that shall continue to own at least 25% of the Preferred Shares that it holds as of the date hereof, that the Company shall:

               (a) maintain its corporate existence; and

               (b) comply with applicable laws, except where failure to do so would not reasonably be expected to have a material adverse effect on its business, assets, operations, properties or financial condition.

          21.  Liquidation Events.  No Stockholder shall be permitted to sell,
               ------------------
assign or otherwise dispose of any stock to any Person in connection with a Liquidation Event (as defined in the Company's Fifth Amended and Restated Certificate of Incorporation) if such sale, assignment or disposition would prevent the realization by the holders of Preferred Shares of the amounts payable to them in accordance with Article IV(B)(2)(a) of the Company's Fifth Amended and Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Stockholders' Agreement as of the date first above written.

INFLOW, INC.



By:  /s/ Art Zeile
     -------------
     Art Zeile
     President and Chief Executive Officer

          Address:  938 Bannock Street
                    Suite 300
                    Denver, CO 80204


INVESTORS:

First Union Capital Partners, Inc.                     Meritage Private Equity Fund, L.P.
                                                       Meritage Private Equity Parallel Fund, L.P.
By:  /s/                                               Meritage Entrepreneurs Fund, L.P.
    ----------------------------
    Scott Perper, Senior Vice President
                                                          By:  Meritage Investment Partners, LLC
    Address:  301 South College Street
              Charlotte, NC 28288-0732                           By: /s/
                                                                   -----------------------------
                                                                   G. Jackson Tankersley, Jr.,
                                                                   Managing Member

                                                           Address:  1600 Wynkoop Street, Suite 300
                                                                     Denver, CO 80202

J.P. Morgan Investment Corporation                     Sixty Wall Street SBIC Fund, L.P.,
                                                         By: Sixty Wall Street SBIC Corporation, its
By: /s/                                                           General Partner
    ------------------------------
Name:_____________________________
Title: ___________________________                       By: /s/
                                                            -------------------------------
                                                         Name: ____________________________
Address: 101 California Street, 37th Floor               Title: ___________________________
San Francisco, CA 94111
                                                       Address: 101 California Street, 37th Floor
                                                                San Francisco, CA 94111

Stolberg, Meehan and Scano II, L.P.                      Spire Capital Partners, L.P.
 By:  Stolberg, Meehan & Scano LLC,                       By:  Spire Capital Partners, LLC,
      General Partner                                          its General Partner


  By: /s/                                                 By: /s/
      -----------------------------                           ---------------------------
  Name: ___________________________                       Name: __________________________
  Title: __________________________                       Title: __________________________

Address: Republic Plaza                                  Address: 30 Rockefeller Plaza
         370 17th Street                                          Suite 4200
         Suite 4240                                               New York, NY 10112
         Denver, CO 80202

G.C. Investments, LLC                                    Castellini Management Company
                                                         Limited Partnership
                                                          By:  Robert H. Castellini Holding Company, Inc.
  By: /s/                                                      its General Partner
      ----------------------------
  Name:  Brian Greenspun
  Title: Manager                                          By: /s/
                                                              ---------------------------
                                                          Name:   Christopher L. Fister
Address: 901 N. Green Valley Parkway                      Title:  Secretary,
         Suite 210
         Henderson, NV 89014                             Address: 312 Elm Street, Suite 2600
                                                                  Cincinnati, OH 45202

Citizens Capital, Inc.                                   BancBoston Capital, Inc.


  By: /s/                                                 By: /s/
      --------------------------                              ---------------------------
  Name:  Gregory F. Mulligan                              Name:   Lars A. Swanson
  Title: Managing Director                                Title:  Director

Address: 28 State Street                                 Address: 175 Pearl Street
         Boston, MA 02109                                         10th Floor
                                                                  Boston, MA 02110

PNC Venture Corp.                                           DLJMB Funding III, Inc.


  By: /s/                                                    By: /s/
      ----------------------------                               ------------------------------
  Name:   Wali Bacdayan                                          Name:  Ivy Dodes
  Title:  Vice President                                         Title: Vice President

Address:  3150 CNG Tower                                    Address: 277 Park Avenue
          625 Liberty Avenue                                         New York, NY 10172
          Pittsburgh, PA 15222

DLJ ESC II L.P.                                             Grandhaven LLC
By: DLJ LBO Plans Management Corporation
    its General Partner

  By: /s/                                                      By: /s/
      --------------------------                                  ----------------------------
  Name:   Ivy Dodes                                              Name:  Brian Fleischmann
  Title:  Vice President                                         Title: Vice President

Address: 277 Park Avenue                                    Address:    1407 Larimer Street
         New York, NY 10172                                             Suite 300
                                                                        Denver, CO 80202

Hexagon Investments LLC                                           General Electric Capital Corporation


  By: /s/                                                          By: /s/
      ---------------------------                                     ---------------------------
  Name:   Brian Fleischmann                                        Name:  Michael J. Tzougrakis
  Title:  Vice President                                           Title: Manager - Operations

Address:  1407 Larimer Street                                     Address: 120 Long Ridge Road
          Suite 300                                                        Stamford, CT 06927
          Denver, CO 80202

Cornerstone Equity Investors IV, LP                               BMO Nesbitt Burns Capital (U.S.), Inc.

  By: /s/                                                          By: /s/
     --------------------------                                      ---------------------------
  Name:  Ray Gustin IV                                             Name:  William C. Morro
  Title: Managing Director                                         Title: President

Address: 717 Fifth Avenue, Suite 1100                             Address:  111 West Monroe Street
         New York, NY 10022                                                 20th Floor
                                                                            Chicago, IL 60603
Carlyle High Yield Partners, L.P.
   By:  TCG High Yield, L.L.C., its General Partner

   By: /s/
       -----------------------------
   Name:   Jack Mann
   Title:  Executive Managing Director

Address:   520 Madison Avenue, 41st Floor
           New York, NY 10022


/s/
--------------------------
Arthur H. Zeile

/s/
--------------------------
Joel C. Daly

/s/
--------------------------
Stephen O. James

                                 [INFLOW LOGO]

                                  SCHEDULE A